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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                   FORM 8-K/A

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 6, 2004

                        RETURN ON INVESTMENT CORPORATION
             (Exact name of registrant as specified in its charter)


           DELAWARE                     033-36198               22-3038309
 (State or other jurisdiction          (Commission             (IRS Employer
       of incorporation)               File Number)          Identification No.)

                       1825 Barrett Lakes Blvd., Suite 260
                             Kennesaw, Georgia 30144
                              (Address of Principal
                               Executive Offices)


                          (770) 517-4750 (Registrant's
                     telephone number, including area code)

                                      None
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry Into A Material Definitive Agreement

        On December 10, 2004, Return On Investment Corporation (the "Company") filed a Form 8-K (the "Original Filing") to report that it had entered into the Asset Purchase Agreement, dated as of December 6, 2004, (the "Asset Purchase Agreement") by and among the Company, GO Software, Inc. ("GO") and VeriFone, Inc. ("VeriFone") and that in connection with the execution of the Asset Purchase Agreement, VeriFone and certain stockholders of the Company holding approximately 36.5% of the Company's outstanding common stock entered into a Voting Agreement, dated as of December 6, 2004, (the "Voting Agreement"). An incomplete draft of the Asset Purchase Agreement was erroneously attached to the Original Filing as Exhibit 2.1. The final version of the Asset Purchase Agreement is attached hereto as Exhibit 2.1, and the Asset Purchase Agreement attached to the Original Filing should be disregarded.

        In the interest of providing all of the relevant information regarding the Asset Purchase Agreement and the Voting Agreement in a single filing, the Company has included on this Form 8-K/A the description of the Asset Purchase Agreement and the Voting Agreement included in the Original Filing. The Company has also again attached the Voting Agreement as Exhibit 99.1 to this Form 8-K/A.

        Pursuant to the Asset Purchase Agreement, GO, the Company's wholly-owned subsidiary, will sell substantially all of its assets to VeriFone (the "GO Asset Sale"). VeriFone will pay GO $13 million in cash at closing and up to an additional $2 million depending upon future events. Of this $2 million contingent payment, up to $500,000 will be paid to certain of GO's employees if earned. The closing of the GO Asset Sale is subject to a number of conditions including approval by the Company's stockholders and certain other customary conditions.

        Each of the stockholders that are parties to the Voting Agreement have, among other things, agreed to deliver to VeriFone an irrevocable proxy to vote such shareholder's shares in favor the adoption of the Asset Purchase Agreement and to take certain other actions in furtherance of the GO Asset Sale, in each case upon the terms and subject to the conditions set forth therein.

        The information set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement and the Voting Agreement, including the form of irrevocable proxy, copies of which are filed herewith and are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(c)     Exhibits

2.1 Asset Purchase Agreement, dated as of December 6, 2004, by and among Return On Investment Corporation, Go, Software, Inc. and VeriFone, Inc.

99.1 Voting Agreement, dated as of December 6, 2004, by and among VeriFone, Inc., Charles A. McRoberts, Arol Wolford and John W. McRoberts and form of irrevocable proxy.

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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      RETURN ON INVESTMENT CORPORATION


Date: December 14, 2004               By: /s/ Arol R. Wolford
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                                          Arol R. Wolford
                                          President and Chief Executive Officer